As filed with the Securities and Exchange Commission on February 22, 2012

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

 __________________

AMERICAN REALTY CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	71-1036989
(State of incorporation or organization)	(IRS Employer Identification No.)

106 York Road, Jenkintown, Pennsylvania	19046
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-179533

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Item 1. Description of Registrant’s Securities to be Registered.

American Realty Capital Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11, as amended (File No. 333-179533) (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Common Stock under the caption “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws” in the Prospectus.

Item 2. Exhibits.

Because no other securities of the registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 22, 2012	AMERICAN REALTY CAPITAL TRUST, INC.

	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer